UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 10, 2009

Colombia Goldfields Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-51013	76-0730088
(Commission File Number)	(IRS Employer Identification No.)

208-8 King Street East, Toronto, Ontario Canada	M5C 1B5
(Address of Principal Executive Offices)	(Zip Code)

(416) 361-9640
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 5, 2009, Medoro Resources Ltd. ("Medoro") and Colombia Goldfields Limited (the "Company") entered into an Arrangement Agreement pursuant to which Medoro will acquire all of the issued and outstanding shares of the Company in exchange for common shares and warrants of Medoro. On August 10, 2009, Medoro and the Company entered into an amendment to the Arrangement Agreement pursuant to which the original share exchange ratio has been increased by 20%. Under the proposed arrangement, which is subject to regulatory approval and stockholder approval by the Company, Medoro will now issue 35,120,227 shares and 1,128,864 warrants to the stockholders of the Company in exchange for the 104,524,486 outstanding shares of the Company. The new share exchange ratio is 0.336 of a share plus 0.0108 of a consideration warrant of Medoro for each share of the Company. Each full warrant is exercisable into one Medoro common share at a subscription price of Cdn$0.50 per Medoro common share for a term of two years. On completion of the proposed arrangement, the Company’s stockholders will own approximately 18% of Medoro based upon Medoro’s issued and outstanding shares as of today.

In connection with the proposed arrangement, the Company will file with the Securities and Exchange Commission (the "SEC") and mail to its stockholders a proxy statement (the "Proxy Statement"). STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE PROPOSED ARRANGEMENT. In addition to receiving the Proxy Statement by mail, stockholders will be able to obtain the Proxy Statement, as well as other filings containing information about the Company, without charge, from the SEC’s website (www.sec.gov) or on SEDAR’s website (www.sedar.com), or without charge, from the Company at www.colombiagoldfields.com. This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of the Company.

The Company and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed arrangement. Information regarding the Company’s directors and executive officers is detailed in the proxy statements and annual reports on Form 10-K, previously filed with the SEC, and will be included in the Proxy Statement, when it becomes available.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits.

2.1	Amending Agreement No. 2, dated August 10, 2009 to the Arrangement Agreement, dated June 5, 2009, between Medoro Resources Ltd. and Colombia Goldfields Limited.

99.1	Press release, dated August 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2009	Colombia Goldfields Ltd.

	By:	/s/ Tom Lough
	Name:	Tom Lough
	Title:	President